Exhibit 1.01
CONFLICT MINERALS REPORT
Reporting Period from January 1, 2022 to
December 31, 2022
LENNOX INTERNATIONAL INC.
This Conflict Minerals Report (this “Report”) of Lennox International Inc. (including its consolidated subsidiaries, the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 for the reporting period from January 1, 2022 to December 31, 2022 (the “Reporting Period”).
Forward-looking statements contained in this Report are made based on known events and circumstances at the time of release and, as such, are subject in the future to unforeseen uncertainties and risks. Statements in this Report which express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to the Company’s compliance efforts and expected actions identified in this Report. These forward-looking statements are subject to various risks, uncertainties and assumptions, including, among other matters, the Company’s customers’ requirements to use certain suppliers, the Company’s suppliers’ responsiveness and cooperation with the Company’s due diligence efforts, the Company’s ability to implement improvements in its conflict minerals program and the Company’s ability to identify and mitigate related risks in its supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see the Company’s other filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q. The Company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.
Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “conflict minerals” (as defined below) are necessary to the functionality or production of such products. Form SD defines “conflict minerals” as: (i)(a) columbite-tantalite (or coltan, the metal ore from which tantalum is extracted), (b) cassiterite (the metal ore from which tin is extracted), (c) gold and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country,” as such term is defined in Form SD (collectively, the “Covered Countries”).
The Company’s operations may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products (collectively, the “products”). For the Reporting Period, the Company reasonably determined that the following product groups contain conflict minerals: furnaces, air conditioners, air handlers, heat pumps, unit coolers, condensing units, HVAC parts and accessories, indoor coils and controls.
I.Reasonable Country of Origin Inquiry and Due Diligence:
As required by Form SD, the Company has conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals included in the products described above during the Reporting Period, which the Company refers to as the “Subject Minerals,” to determine whether any such Subject Minerals originated in the Covered Countries and/or whether any of the Subject Minerals were from recycled or scrap sources. Where applicable, the Company has conducted additional due diligence regarding the sources of the Subject Minerals. The results of the Company’s RCOI regarding the Subject Minerals, as well as the Company’s additional due diligence regarding the sources of such Subject Minerals, are contained in this Report, which is publicly available at http://www.lennoxinternational.com under “Terms, Conditions and Disclosures.” The content on, or accessible through, any web site referred to in this Report is not incorporated by reference into this Report unless expressly noted.

The Company’s global supply chain is complex. The Company does not purchase conflict minerals directly from mines, smelters or refiners, and there are many third parties in the supply chain between the Company and the original sources of conflict minerals. In the course of its business operations, the Company may purchase materials and components containing conflict minerals, and those materials and components may, in turn, be included in the Company’s products. As a result, the Company necessarily relies on its direct material suppliers to provide information regarding the origin of any conflict minerals that are included in its products. In accordance with the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related supplements for gold, tin, tantalum and tungsten, and related guidance provided by the SEC, the Company works with its direct material suppliers to identify, where possible, the smelters and/or refiners and countries of origin of the Subject Minerals. Additionally, the Company’s standard purchase order terms require suppliers to comply with all applicable laws. The Company also is committed to increasing transparency in its supply chain regarding the origin and traceability of conflict minerals.
As part of the Company’s RCOI and due diligence activities, employees of the Company’s global sourcing group identified 359 Tier 1 suppliers in its centralized Business Warehouse spend database of products during the Reporting Period that (i) were believed to possibly include conflict minerals and (ii) were used in the production of a product under product manufacturing and contract manufacturing arrangements. The Company, through a third party, contacted these 359 suppliers. Suppliers were asked to provide information regarding the sourcing of their Conflict Minerals, through the use of a Responsible Minerals Initiative (“RMI”) (formerly known as the Conflict-Free Sourcing Initiative) Conflict Minerals Reporting Template (“CMRT”) with the ultimate goal of identifying the smelters or refiners and associated mine countries of origin. Where a supplier was unable to provide a CMRT, the Company, through a third party, requested additional information from such supplier regarding its supply chain. The Company, through a third party, later sent follow-up emails to the suppliers who had not responded, and conducted additional outreach with certain suppliers who remained non-responsive, in order to remind these non-responders to respond to its requests regarding conflict minerals sourcing. The suppliers were given a April 7, 2023 deadline to respond. In total, 48% of the 359 suppliers contacted responded. Of these responding suppliers, 40% indicated that one or more of the Subject Minerals was necessary to the functionality or production of the products they supply to the Company, but such suppliers did not provide the Company with sufficient information to fully determine the facilities used to process the Subject Minerals or fully determine the countries of origin for the Subject Minerals.
Based on the information obtained pursuant to the RCOI and due diligence process described above, the Company does not have sufficient information, with respect to the Reporting Period, to determine the known facility/smelter or country of origin of the Subject Minerals. For the Reporting Period, the Company identified over 343 facilities/smelters, as reported by the Covered Suppliers, as potential sources of Subject Minerals. The names of these facilities/smelters are included in Annex A hereto for reference. Although the Company received responses from certain Covered Suppliers in connection with its RCOI that listed smelter or refiner names, such Covered Suppliers are unable to accurately report which specific smelters were part of the supply chain for the Subject Minerals. For example, the majority of Covered Suppliers reported their sourcing results on a company-wide basis, rather than on a product-specific basis or were unable to determine the facility/smelter and/or country of origin for the Subject Minerals. A Covered Supplier’s failure to identify a specific facility/smelter and/or country of origin at any point in its supply chain will drive an equivalent response for the Company and, therefore, the Company is unable to report any known facilities/smelters and/or countries of origin for the Subject Minerals at this time. The Company continues to implement and refine its conflict minerals program to improve its supply chain transparency by obtaining more accurate and more complete information from its suppliers.
II.Additional Information:
This Report was not subjected to an independent private sector audit, as such audit was not required. The statements above are based on the information available at the time this Report was prepared, and a number of factors may change this information. The activities described above are continuing, and after December 31, 2022, the Company has continued to follow up with the suppliers described above and to verify any responses from those suppliers.

Within the Company’s supplier relationships, the Company seeks to manage its sourcing processes ethically, and to hold the Company and its suppliers to high standards of behavior. This means that the Company is committed to working with its suppliers to encourage responsible practices throughout the supply network. The Company expects to continue to improve its RCOI process and due diligence measures, including, but not limited to:
•    assessing the presence of conflict minerals in its supply chain;
•    clearly communicating expectations with regard to transparency of supplier sourcing of conflict minerals;
•    increasing the response rate for RCOI process;
•    continuing to monitor and track the Company’s performance of risk mitigation and response rate for RCOI process; and
•    continuing to compare RCOI results to information collected via independent conflict free smelter validation programs such as the Responsible Minerals Assurance Process assessment protocols established by the RMI.

Annex A Gold 8853 S.p.A.
Gold ABC Refinery Pty Ltd.
Gold Abington Reldan Metals, LLC
Gold Advanced Chemical Company
Gold African Gold Refinery
Gold Aida Chemical Industries Co., Ltd.
Gold Al Etihad Gold Refinery DMCC
Gold Albino Mountinho Lda.
Gold Alexy Metals
Gold Allgemeine Gold-und Silberscheideanstalt A.G.
Gold Almalyk Mining and Metallurgical Complex (AMMC)
Gold AngloGold Ashanti Corrego do Sitio Mineracao
Gold Argor-Heraeus S.A.
Gold Asahi Pretec Corp.
Gold Asahi Refining Canada Ltd.
Gold Asahi Refining USA Inc.
Gold Asaka Riken Co., Ltd.
Gold Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold AU Traders and Refiners
Gold Augmont Enterprises Private Limited
Gold Aurubis AG
Gold Bangalore Refinery
Gold Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold Boliden AB
Gold C. Hafner GmbH + Co. KG
Gold C.I Metales Procesados Industriales SAS
Gold Caridad
Gold CCR Refinery - Glencore Canada Corporation
Gold Cendres + Metaux S.A.
Gold CGR Metalloys Pvt Ltd.
Gold Chimet S.p.A.
Gold Chugai Mining
Gold Daye Non-Ferrous Metals Mining Ltd.
Gold Degussa Sonne / Mond Goldhandel GmbH
Gold Dijllah Gold Refinery FZC
Gold Dongwu Gold Group
Gold Dowa
Gold DSC (Do Sung Corporation)
Gold Eco-System Recycling Co., Ltd. East Plant
Gold Eco-System Recycling Co., Ltd. North Plant
Gold Eco-System Recycling Co., Ltd. West Plant
Gold Emerald Jewel Industry India Limited (Unit 1)
Gold Emerald Jewel Industry India Limited (Unit 2)

Gold Emerald Jewel Industry India Limited (Unit 3)
Gold Emerald Jewel Industry India Limited (Unit 4)
Gold Emirates Gold DMCC
Gold Fidelity Printers and Refiners Ltd.
Gold Fujairah Gold FZC
Gold GGC Gujrat Gold Centre Pvt. Ltd.
Gold Geib Refining Corporation
Gold Gold by Gold Colombia
Gold Gold Coast Refinery
Gold Gold Refinery of Zijin Mining Group Co., Ltd.
Gold Great Wall Precious Metals Co., Ltd. of CBPM
Gold Guangdong Jinding Gold Limited
Gold Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold Heimerle + Meule GmbH
Gold Heraeus Metals Hong Kong Ltd.
Gold Heraeus Precious Metals GmbH & Co. KG
Gold Hunan Chenzhou Mining Co., Ltd.
Gold Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold HwaSeong CJ CO., LTD.
Gold Industrial Refining Company
Gold Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold International Precious Metal Refiners
Gold Ishifuku Metal Industry Co., Ltd.
Gold Istanbul Gold Refinery
Gold Italpreziosi
Gold JALAN & Company
Gold Japan Mint
Gold Jiangxi Copper Co., Ltd.
Gold JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold JSC Uralelectromed
Gold JX Nippon Mining & Metals Co., Ltd.
Gold K.A. Rasmussen
Gold Kaloti Precious Metals
Gold Kazakhmys Smelting LLC
Gold Kazzinc
Gold Kennecott Utah Copper LLC
Gold KGHM Polska Miedz Spolka Akcyjna
Gold Kojima Chemicals Co., Ltd.
Gold Korea Zinc Co., Ltd.
Gold Kundan Care Products Ltd.
Gold Kyrgyzaltyn JSC
Gold Kyshtym Copper-Electrolytic Plant ZAO
Gold L'azurde Company For Jewelry
Gold L'Orfebre S.A.

Gold Lingbao Gold Co., Ltd.
Gold Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold LS-NIKKO Copper Inc.
Gold LT Metal Ltd.
Gold Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold Marsam Metals
Gold Materion
Gold Matsuda Sangyo Co., Ltd.
Gold MD Overseas
Gold Metal Concentrators SA (Pty) Ltd.
Gold Metallix Refining Inc.
Gold Metalor Technologies (Hong Kong) Ltd.
Gold Metalor Technologies (Singapore) Pte., Ltd.
Gold Metalor Technologies (Suzhou) Ltd.
Gold Metalor Technologies S.A.
Gold Metalor USA Refining Corporation
Gold Metalurgica Met-Mex Penoles S.A. De C.V.
Gold Mitsubishi Materials Corporation
Gold Mitsui Mining and Smelting Co., Ltd.
Gold MMTC-PAMP India Pvt., Ltd.
Gold Modeltech Sdn Bhd
Gold Morris and Watson
Gold Moscow Special Alloys Processing Plant
Gold Nadir Metal Rafineri San. Ve Tic. A.S.
Gold Navoi Mining and Metallurgical Combinat
Gold NH Recytech Company
Gold Nihon Material Co., Ltd.
Gold Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold Ohura Precious Metal Industry Co., Ltd.
Gold OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold OJSC Novosibirsk Refinery
Gold PAMP S.A.
Gold Pease & Curren
Gold Penglai Penggang Gold Industry Co., Ltd.
Gold Planta Recuperadora de Metales SpA
Gold Prioksky Plant of Non-Ferrous Metals
Gold PT Aneka Tambang (Persero) Tbk
Gold PX Precinox S.A.
Gold QG Refining, LLC
Gold Rand Refinery (Pty) Ltd.
Gold Refinery of Seemine Gold Co., Ltd.
Gold REMONDIS PMR B.V.
Gold Royal Canadian Mint
Gold SAAMP
Gold Sabin Metal Corp.

Gold Safimet S.p.A
Gold SAFINA A.S.
Gold Sai Refinery
Gold Samduck Precious Metals
Gold SAMWON METALS Corp.
Gold Sancus ZFS (L’Orfebre, SA)
Gold Sellem Industries Ltd.
Gold SEMPSA Joyeria Plateria S.A.
Gold Shandong Gold Smelting Co., Ltd.
Gold Shandong Humon Smelting Co., Ltd.
Gold Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold Shenzhen CuiLu Gold Co., Ltd.
Gold Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold Shirpur Gold Refinery Ltd.
Gold Sichuan Tianze Precious Metals Co., Ltd.
Gold Singway Technology Co., Ltd.
Gold SOE Shyolkovsky Factory of Secondary Precious Metals
Gold Solar Applied Materials Technology Corp.
Gold Sovereign Metals
Gold State Research Institute Center for Physical Sciences and Technology
Gold Sudan Gold Refinery
Gold Sumitomo Metal Mining Co., Ltd.
Gold SungEel HiMetal Co., Ltd.
Gold Super Dragon Technology Co., Ltd.
Gold T.C.A S.p.A
Gold Tanaka Kikinzoku Kogyo K.K.
Gold Tokuriki Honten Co., Ltd.
Gold Tongling Nonferrous Metals Group Co., Ltd.
Gold TOO Tau-Ken-Altyn
Gold Torecom
Gold Umicore Precious Metals Thailand
Gold Umicore S.A. Business Unit Precious Metals Refining
Gold United Precious Metal Refining, Inc.
Gold Valcambi S.A.
Gold WEEEREFINING
Gold Western Australian Mint (T/a The Perth Mint)
Gold WIELAND Edelmetalle GmbH
Gold Yamakin Co., Ltd.
Gold Yokohama Metal Co., Ltd.
Gold Yunnan Copper Industry Co., Ltd.
Gold Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum 5D Production OU
Tantalum AMG Brasil
Tantalum Changsha South Tantalum Niobium Co., Ltd.

Tantalum D Block Metals, LLC
Tantalum F&X Electro-Materials Ltd.
Tantalum FIR Metals & Resource Ltd.
Tantalum Global Advanced Metals Aizu
Tantalum Global Advanced Metals Boyertown
Tantalum H.C. Starck Inc.
Tantalum Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum Jiangxi Tuohong New Raw Material
Tantalum JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum Jiujiang Tanbre Co., Ltd.
Tantalum Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum KEMET de Mexico
Tantalum Metallurgical Products India Pvt., Ltd.
Tantalum Mineracao Taboca S.A.
Tantalum Mitsui Mining and Smelting Co., Ltd.
Tantalum Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum NPM Silmet AS
Tantalum QuantumClean
Tantalum Resind Industria e Comercio Ltda.
Tantalum RFH Yancheng Jinye New Material Technology Co., Ltd.
Tantalum Solikamsk Magnesium Works OAO
Tantalum Taki Chemical Co., Ltd.
Tantalum TANIOBIS Co., Ltd.
Tantalum TANIOBIS GmbH
Tantalum TANIOBIS Japan Co., Ltd.
Tantalum TANIOBIS Smelting GmbH & Co. KG
Tantalum Telex Metals
Tantalum Ulba Metallurgical Plant JSC
Tantalum XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum XinXing Haorong Electronic Material Co., Ltd.
Tantalum Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin Alpha
Tin An Vinh Joint Stock Mineral Processing Company
Tin Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin Chifeng Dajingzi Tin Industry Co., Ltd.
Tin China Tin Group Co., Ltd.
Tin CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin CRM Synergies
Tin CV Ayi Jaya
Tin CV Venus Inti Perkasa
Tin Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin Dowa
Tin DS Myanmar
Tin Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company

Tin EM Vinto
Tin Estanho de Rondonia S.A.
Tin Fabrica Auricchio Industria e Comercio Ltda.
Tin Fenix Metals
Tin Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin Gejiu Kai Meng Industry and Trade LLC
Tin Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin Jiangxi New Nanshan Technology Ltd.
Tin Luna Smelter, Ltd.
Tin Magnu's Minerais Metais e Ligas Ltda.
Tin Malaysia Smelting Corporation (MSC)
Tin Melt Metais e Ligas S.A.
Tin Metallic Resources, Inc.
Tin Metallo Belgium N.V.
Tin Metallo Spain S.L.U.
Tin Mineracao Taboca S.A.
Tin Minsur
Tin Mitsubishi Materials Corporation
Tin Modeltech Sdn Bhd
Tin Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin Novosibirsk Processing Plant Ltd.
Tin O.M. Manufacturing (Thailand) Co., Ltd.
Tin O.M. Manufacturing Philippines, Inc.
Tin Operaciones Metalurgicas S.A.
Tin Pongpipat Company Limited
Tin Precious Minerals and Smelting Limited
Tin PT Aries Kencana Sejahtera
Tin PT Artha Cipta Langgeng
Tin PT ATD Makmur Mandiri Jaya
Tin PT Babel Inti Perkasa
Tin PT Babel Surya Alam Lestari
Tin PT Bangka Prima Tin
Tin PT Bangka Serumpun
Tin PT Bangka Tin Industry
Tin PT Belitung Industri Sejahtera
Tin PT Bukit Timah
Tin PT Cipta Persada Mulia
Tin PT Menara Cipta Mulia
Tin PT Mitra Stania Prima
Tin PT Mitra Sukses Globalindo
Tin PT Panca Mega Persada
Tin PT Premium Tin Indonesia

Tin PT Prima Timah Utama
Tin PT Putera Sarana Shakti (PT PSS)
Tin PT Rajawali Rimba Perkasa
Tin PT Refined Bangka Tin
Tin PT Sariwiguna Binasentosa
Tin PT Stanindo Inti Perkasa
Tin PT Sukses Inti Makmur
Tin PT Timah Nusantara
Tin PT Timah Tbk Kundur
Tin PT Timah Tbk Mentok
Tin PT Tinindo Inter Nusa
Tin PT Tirus Putra Mandiri
Tin PT Tommy Utama
Tin Resind Industria e Comercio Ltda.
Tin Rui Da Hung
Tin Super Ligas
Tin Thaisarco
Tin Tin Technology & Refining
Tin Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin VQB Mineral and Trading Group JSC
Tin White Solder Metalurgia e Mineracao Ltda.
Tin Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin Yunnan Tin Company Limited
Tin Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten A.L.M.T. TUNGSTEN Corp.
Tungsten ACL Metais Eireli
Tungsten Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten Artek LLC
Tungsten Asia Tungsten Products Vietnam Ltd.
Tungsten Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten China Molybdenum Co., Ltd.
Tungsten Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten CNMC (Guangxi) PGMA Co., Ltd.
Tungsten Cronimet Brasil Ltda
Tungsten DONGKUK INDUSTRIES CO., LTD.
Tungsten Fujian Ganmin RareMetal Co., Ltd.
Tungsten Fujian Xinlu Tungsten
Tungsten Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten Global Tungsten & Powders Corp.
Tungsten Guangdong Xianglu Tungsten Co., Ltd.
Tungsten H.C. Starck Tungsten GmbH
Tungsten HANNAE FOR T Co., Ltd.

Tungsten Hunan Chenzhou Mining Co., Ltd.
Tungsten Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten Hydrometallurg, JSC
Tungsten Japan New Metals Co., Ltd.
Tungsten Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.
Tungsten JSC "Kirovgrad Hard Alloys Plant"
Tungsten Kennametal Fallon
Tungsten Kennametal Huntsville
Tungsten Lianyou Metals Co., Ltd.
Tungsten LLC Vostok
Tungsten Malipo Haiyu Tungsten Co., Ltd.
Tungsten Masan High-Tech Materials
Tungsten Moliren Ltd.
Tungsten Niagara Refining LLC
Tungsten NPP Tyazhmetprom LLC
Tungsten OOO “Technolom” 1
Tungsten OOO “Technolom” 2
Tungsten Philippine Chuangxin Industrial Co., Inc.
Tungsten TANIOBIS Smelting GmbH & Co. KG
Tungsten Unecha Refractory Metals Plant
Tungsten Wolfram Bergbau und Hutten AG
Tungsten Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten Xiamen Tungsten Co., Ltd.
Tungsten YUDU ANSHENG TUNGSTEN CO., LTD.